SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                               December  9,  2003

MANDALAY RESORT GROUP

(Exact Name of Registrant as specified in its charter)

Nevada	1-8570	88-0121916
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119

(Address of Principal Executive Offices)

Registrant=s telephone number, including area code                     (702) 632-6700

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION INCLUDED IN THIS REPORT

Item 4.                    Changes in Registrant’s Certifying Accountant.

On December 9, 2003, the Audit Committee of the Board of Directors of Mandalay Resort Group (AMandalay@) approved the dismissal of  PricewaterhouseCoopers LLP (APricewaterhouseCoopers@) as the independent accountant for Elgin Riverboat Resort — Riverboat Casino, a 50%-owned joint venture (“Grand Victoria”), and confirmation of the Committee’s action was communicated to PricewaterhouseCoopers by letter dated December 11, 2003.  On December 9, 2003, the Audit Committee also approved the selection of Deloitte & Touche LLP (“Deloitte”) as Grand Victoria’s independent auditors for the fiscal year ending December 31, 2003.

The reports of PricewaterhouseCoopers on Grand Victoria’s financial statements for its fiscal years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  During Grand Victoria’s two most recent fiscal years and the interim period from January 1, 2003 through the date of their dismissal (the “Applicable Period”), there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make reference to the matter in their report.  During such fiscal years and interim period there were no “reportable events”, as that term is defined in paragraph (a)(1)(v) of Item 304 of Securities and Exchange Commission Regulation S-K (ARegulation S-K@).

Mandalay requested PricewaterhouseCoopers to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements in the preceding paragraph.  A copy of that letter, dated December 12, 2003 is filed as Exhibit 16 to this Current Report on Form 8-K.

During Mandalay’s two most recent fiscal years, which are encompassed within the  Applicable Period, and the interim period prior to the engagement of Deloitte, neither Mandalay, Grand Victoria nor anyone acting on behalf of either of them consulted Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Grand Victoria’s financial statements, or on any other matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 7.                    Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

16      Letter from PricewaterhouseCoopers dated December 12, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MANDALAY RESORT GROUP

Dated: December 12, 2003	By:	/s/ LES MARTIN
Les Martin
Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

No.	Description

16	Letter from PricewaterhouseCoopers LLP dated December 12, 2003